Exhibit 99.1

News from

COSTCO WHOLESALE CORPORATION ANNOUNCES

QUARTERLY CASH DIVIDEND

ISSAQUAH, Wash., April 30, 2013—Costco Wholesale Corporation (“Costco” or the “Company”) (Nasdaq: COST) today announced that its Board of Directors declared a quarterly cash dividend on Costco common stock and approved an increase from $.275 to $.31 per share, or from $1.10 to $1.24 per share on an annualized basis. The quarterly dividend is payable May 31, 2013, to shareholders of record at the close of business on May 17, 2013.

Costco currently operates 626 warehouses, including 449 in the United States and Puerto Rico, 85 in Canada, 33 in Mexico, 23 in the United Kingdom, 15 in Japan, nine in Taiwan, nine in Korea and three in Australia. The Company plans to open up to an additional ten new warehouses prior to the end of its fiscal year on September 1, 2013. Costco also operates electronic commerce web sites, at www.costco.com (U.S.), www.costco.ca (Canada), and www.costco.co.uk (United Kingdom).

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, conditions affecting the acquisition, development, ownership or use of real estate, actions of vendors, rising costs associated with employees (including health care costs), energy, and certain commodities, geopolitical conditions and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission.

CONTACTS:	Costco Wholesale Corporation
Richard Galanti, 425/313-8203 Bob Nelson, 425/313-8255 Jeff Elliott, 425/313-8264

Issaquah Home Office — 999 Lake Drive — Issaquah, WA 98027-5367 — (425) 313-8100